                                                                    Exhibit 21.1

                          LIONBRIDGE TECHNOLOGIES, INC.

                              LIST OF SUBSIDIARIES

                                                   JURISDICTION OF
                                                   INCORPORATION OR                NAME UNDER WHICH
NAME OF SUBSIDIARY                                   ORGANIZATION               SUBSIDIARY DOES BUSINESS
------------------                                   ------------               ------------------------

Lionbridge America, Inc.                               Delaware                 Lionbridge Technologies
Lionbridge Technologies California, Inc.               Delaware                 Lionbridge Technologies
Lionbridge Technologies Holdings, B.V.             The Netherlands              Lionbridge Technologies
Lionbridge Technologies, B.V.                      The Netherlands              Lionbridge Technologies
Lionbridge Technologies (Ireland) Ltd.                 Ireland                  Lionbridge Technologies
Lionbridge Technologies S.A.R.L.                        France                  Lionbridge Technologies
Lionbridge Japan K.K.                                   Japan                   Lionbridge Technologies
Japanese Language Services, Inc.                    Massachusetts               Lionbridge Technologies
Lionbridge Technologies (Canada) Inc.                   Quebec                  Lionbridge Technologies